Exhibit 31.3

CERTIFICATION

I, Sergei Krylov, certify that:

1.	I have reviewed this Amendment to the Annual Report on Form 10-K of Approach Resources Inc.; and
2.

Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report.

April 29, 2019	By:/s/ Sergei Krylov
Name:Sergei Krylov
Title:Chief Executive Officer and Chief Financial Officer (Principal Executive Officer and Principal Financial Officer)